UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2009

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park
Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 9, 2009, United Rentals (North America), Inc. (“URNA”), a wholly owned subsidiary of United Rentals, Inc. (the “Company”), completed an offering of $500 million aggregate principal amount of its 10.875% Senior Notes due 2016 (the “Notes”).  The Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulation S under the Securities Act.

On June 9, 2009, URNA, the Company and certain domestic subsidiaries of URNA (the “Subsidiary Guarantors”, and, together with the Company, the “Guarantors”) entered into an Indenture (the “Indenture”) with the Bank of New York Mellon, as trustee (the “Trustee”), relating to the Notes.  The Notes mature on June 15, 2016 and bear interest at a rate of 10.875% per year payable semi-annually in cash in arrears on June 15 and December 15 of each year, starting on December 15, 2009.

URNA may redeem some or all of the Notes, at its option, at any time on or after June 15, 2013, at the following redemption prices, plus accrued and unpaid interest, if any, to the applicable redemption date:

Year	Redemption Price
2013	105.438%
2014	102.719%
2015 and thereafter	100.000%

At any time prior to June 15, 2013, URNA may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.  In addition, at any time prior to June 15, 2012, URNA may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 110.875% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of certain change of control events, URNA must offer to repurchase the Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Notes are unsecured senior obligations of URNA and rank equally with all of URNA’s existing and future unsecured senior debt and senior to all of URNA’s existing and future subordinated debt. The Notes will effectively rank junior to any of URNA’s existing and future secured debt to the extent of the value of the assets securing such debt.

The Notes are guaranteed on a unsecured senior basis by the Company and the Subsidiary Guarantors. The guarantees will be unsecured senior obligations of the Guarantors and will rank equally with all of the existing and future unsecured senior debt of the Guarantors and senior to all existing and future subordinated debt of the Guarantors. The guarantees will effectively rank junior to any existing and future secured debt of the Guarantors to the extent of the value of the assets securing such debt. The Notes will not be guaranteed by URNA’s foreign subsidiaries.

The indenture governing the Notes contains certain covenants applicable to URNA and its restricted subsidiaries, including limitations on:  (1) indebtedness; (2) restricted payments; (3) liens; (4) asset sales; (5) issuance of preferred stock of restricted subsidiaries; (6) transactions with affiliates; (7) dividend and other payment restrictions affecting restricted subsidiaries; (8) designations of unrestricted subsidiaries; (9) additional subsidiary guarantees; and (10) mergers, consolidations or sales of substantially all of its assets.  Each of these covenants is subject to important exceptions and qualifications.

The Indenture provides for customary events of default, including the following (subject to any applicable cure period):  nonpayment, breach of covenants, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs or is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately.

On June 9, 2009, in connection with the issuance of the Notes, URNA, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, as representatives of the purchasers named therein (the “Purchasers”).  Pursuant to the terms of the Registration Rights Agreement, URNA has agreed to use commercially reasonable efforts to file an exchange offer registration statement with the Securities and Exchange Commission within 180 days after the issue date of the Notes, with respect to a registered offer to exchange the Notes, and, in certain circumstances, to use commercially reasonable efforts to file a shelf registration statement with respect to resales of the Notes.

The Purchasers or their affiliates have from time to time provided, and may currently or in the future provide, investment banking, commercial banking and financial advisory services, and the extension of credit, to us and our affiliates, for which they have received, and may in the future receive, customary compensation. Banc of America Securities LLC and Bank of America, N.A., an affiliate of Banc of America Securities LLC, as well as certain of the other Purchasers and affiliates thereof, are lenders under our senior secured asset-based revolving credit facility and Bank of America, N.A. is the agent for the lenders thereunder.

The description above is qualified in its entirety by the Indenture (including the Form of Note) and the Registration Rights Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this current report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders held on June 11, 2009, the stockholders of the Company, upon the recommendation of the Company’s Board of Directors, approved the adoption of the United Rentals, Inc. 2009 Annual Incentive Compensation Plan (the “Plan”).  The Company’s Compensation Committee had previously adopted the Plan, subject to stockholder approval.

A summary of the Plan is included in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders filed with the SEC on April 30, 2009 under the caption “Proposal 2 — Approval of 2009 Annual Incentive Compensation Plan.”  Such summary is incorporated by reference into this Item 5.02 and is qualified in its entirety by reference to the full text of the Plan, which was attached to the Proxy Statement as Appendix A and is also incorporated by reference into this Item 5.02.

Item 7.01               Regulation FD Disclosure.

Certain information concerning our business, financial results and 2009 outlook that we expect to use at certain investor meetings and presentations has been updated and such updated presentation can be accessed currently on our website, www.ur.com. Such presentation will be maintained on our website for at least the period of its use at such meetings and presentations or until superseded by more current information.

The presentation includes certain financial measures — free cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted (loss) earnings per share (“EPS”) — that are “non-GAAP financial measures” as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities-continuing operations, less purchases of rental and non-rental equipment, plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements. EBITDA represents the sum of income (loss) from continuing operations before provision (benefit) for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment, goodwill impairment charge, non-rental depreciation and amortization and stock compensation expense. Adjusted EBITDA represents EBITDA plus (i) the sum of the charge related to the settlement of the SEC inquiry and restructuring charges, less (ii) the sum of the merger termination benefit and net foreign currency transaction gain. Adjusted EPS represents EPS plus the after-tax impact of the restructuring charge.

The presentation includes reconciliations of these non-GAAP financial measures to their nearest generally accepted accounting principles (“GAAP”) financial measures. The Company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth and (iii) adjusted EPS provides useful information concerning future profitability. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities or earnings per share under GAAP as indicators of operating performance or liquidity.

Item 9.01               Financial Statements and Exhibits.

Exhibit 4.1

Indenture, dated as of June 9, 2009, among United Rentals (North America), Inc., United Rentals, Inc., the Subsidiaries named in Schedule A and The Bank of New York Mellon, as Trustee (including the Form of Note).

Exhibit 10.1	Registration Rights Agreement, dated as of June 9, 2009, among United Rentals (North America), Inc., United Rentals, Inc., the Subsidiaries named therein and the Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2009

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture, dated as of June 9, 2009, among United Rentals (North America), Inc., United Rentals, Inc., the Subsidiaries named in Schedule A and The Bank of New York Mellon, as Trustee (including the Form of Note).

10.1	Registration Rights Agreement, dated as of June 9, 2009, among United Rentals (North America), Inc., United Rentals, Inc., the Subsidiaries named therein and the Purchasers named therein.